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                                                                  EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 3, 1998, relating to the financial statements of Sax Arts and Crafts, Inc., as of December 16, 1995 and December 25, 1996 and for each of the three years in the period ended December 25, 1996, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota

March 15, 1999